Exhibit 99.1

News Release

For Immediate Release	Contact:	978-619-1300
Wednesday July 28, 2021		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports Second Quarter 2021 Results

Second Quarter 2021 Results Show Steady Performance

•	International Telecom Continues to Generate Revenue and Subscriber Growth

•	US Telecom Results Include Forecasted Increase in Operating Costs

Alaska Communications Acquisition Expected to Contribute Revenues of $105 million to $109 million and Adjusted EBITDA2 of $27 million to $29 million from July 22nd to the end of 2021

Beverly, MA (July 28, 2021) -- ATN International, Inc. (Nasdaq: ATNI) today reported results for the second quarter and six months ended June 30, 2021.

Business Review and Outlook

Michael Prior, Chief Executive Officer, commented, “We are excited about the opportunities ahead as we integrate Alaska Communications into our broader platform. The acquisition more than doubles the size of our US Telecom operations, scales our fiber network reach and provides attractive opportunities for expansion and growth. This investment is core to our strategy and history of creating value through owning and operating critical communications infrastructure in rural and remote markets.

“We see multiple opportunities to drive revenue growth by building on a strong base of contracted revenue and leveraging our expansive fiber network in Alaska and parts of the Lower 48. Our priorities include expanding anchor tenant fiber network builds and growing wholesale, enterprise and consumer connections utilizing that expanded network reach and capability. While we expect to gain modest cost savings net of integration expenses over the first year of our combination, our focus is on delivering high value revenue synergies.”

The Company expects Alaska Communications to contribute revenues of $105 million to $109 million and Adjusted EBITDA2 of between $27 million and $29 million from the closing date of July 22nd to the end of 2021. This guidance does not assume any material contribution from the growth priorities outlined above, which are expected to be more additive to results in 2022 and beyond.

1

Mr. Prior continued, “In the second quarter, our International Telecom operations delivered revenue growth of 8%, driven by continued strong demand for broadband as well as higher mobile subscriber levels in many of our markets. EBITDA1 margin comparisons were constrained as significant pandemic-related cost reductions in 2020 did not continue into 2021. Additionally, we incurred increased costs associated with the expansion of our managed services business, higher market-specific regulatory and license fees and one-time legal expenses. We expect this segment to benefit as travel and tourism return to pre-pandemic levels and we continue to invest in the expansion of our core network infrastructure.

“In our US Telecom segment, beyond the addition of Alaska Communications and its potential for fiber driven revenue and margin expansion, we continue to work on transitioning our legacy wholesale roaming business into a broader communications infrastructure platform by pursuing growth strategies in rural networks, which include middle mile fiber and enterprise and consumer data services, as well as in private network solutions. Given the breadth of the growth opportunities we have identified in these markets, we plan to explore strategic opportunities to attract outside financial partners who would provide additional funding to accelerate our market penetration. In particular, we believe our private networks business, which has attributes similar to software as a service and cloud platform businesses, could benefit from separate strategic funding and partnership opportunities that support accelerated growth.

“Since our founding in 1987, ATN has focused on bringing connectivity and resource solutions to historically under-served markets. We are exceedingly proud of our record of providing the latest, high quality communications infrastructure and services to communities that have long been overlooked by the larger players. We are pleased to see the growing investor interest in businesses that deliver positive social impacts to the communities they serve, and we believe the Alaska Communications acquisition reinforces our commitment to this strategy,” Mr. Prior noted.

Second Quarter 2021 Results

Second quarter 2021 consolidated revenues of $123.9 million were up 14% compared to the prior year quarter’s revenue of $109.1 million, driven by strong increases in broadband and mobility revenues in International Telecom and FirstNet construction revenues in the U.S. Telecom segment. The second quarter of 2021 had operating income of $2.9 million and Adjusted EBITDA2 of $25.2 million, which were both down compared with the prior year quarter’s operating income of $7.0 million and Adjusted EBITDA2 of $29.1 million. The decrease in operating income and Adjusted EBITDA was mainly driven by an increase in operating costs in the International Telecom segment and by higher development spending and lower margin revenues in the U.S. Telecom segment. Net income attributable to ATN’s stockholders for the second quarter was $2.0 million, or $0.13 per diluted share, compared with the prior year period’s net income attributable to ATN’s stockholders of $4.8 million, or $0.30 per diluted share.

Second Quarter 2021 Operating Highlights

The Company has three reportable segments: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and all Other.

The Company completed its acquisition of Alaska Communications Systems on July 22, 2021. The acquired business will become part of the Company’s US Telecom segment beginning in the third quarter of 2021. The segment and consolidated information in the tables includes the performance of each of the Company and Alaska Communications for the three and six months ended June 30, 2021.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

3 See Table 6 for reconciliation of Alaska Communications Operating Income to EBITDA, a non-GAAP measure

4 See Table 6 for reconciliation of Alaska Communications Operating Income to Adjusted EBITDA, a non-GAAP measure

2

Segment Results (in Thousands)

*Corporate and All Other segment in this presentation includes both the Renewable Energy operating segment and the Corporate and Other segment.

**Includes reimbursable capital expenditures of $323 and $6,508 for the three and six months ended June 30, 2021, respectively.

International Telecom

International Telecom revenues are generated by delivery of a broad range of communications services, including data, voice and video services from the Company’s fixed and mobile network operations in Bermuda and the Caribbean as well as direct government payments as part of the FCC high-cost support program in the USVI. International Telecom revenues were $86.2 million for the quarter, an 8% increase year-on-year mainly due to increases in mobility and broadband revenues in multiple markets from increased subscribers and ARPU. Carrier services revenues also increased as tourism increased in the U.S. Virgin Islands following the expiration of pandemic-related restrictions for domestic travel. Compared to the prior year quarter, operating income remained flat at $14.6 million and Adjusted EBITDA2 decreased 1% to $28.4 million primarily due to increased operating costs compared to pandemic-related cost reductions in the prior year, higher regulatory and license fees and one-time legal expenses of $1.1 million. We have increased our equity ownership in One Communications, the Company’s Bermuda and Cayman based subsidiary, through equity repurchases and at the end of the second quarter of 2021 own approximately 78% of the outstanding equity compared to 59% at the end of prior year’s quarter. For the second quarter of 2021, ATN ownership represented 83% of the $28.4 million of Adjusted EBITDA2 for the segment.

US Telecom

US Telecom revenues consist mainly of carrier services revenues and fixed enterprise and mobile retail revenues from the Company’s networks and operations in the western United States, as well as revenues from providing private networks for connectivity and automation to enterprise customers nationwide, and revenues from various government programs including CAF II, E-Rate, Lifeline and rural healthcare support programs. US Telecom segment revenues were $37.6 million in the quarter, an increase of 34% from the prior year period due mostly to $9.3 million of FirstNet construction revenues. Additionally, increases in rural broadband revenues were partially offset by declines in carrier services due to lower contractual roaming revenues. For the segment, the operating loss of $0.6 million and Adjusted EBITDA2 of $4.5 million compared unfavorably to the prior year’s quarter by $2.4 million and $3.0 million, respectively. This was a result of the anticipated operating expenses of approximately $3.0 million in the quarter, up $1.3 million over last year, to further fund the development of the private networks business. As anticipated, we also had increased network operating costs from the FirstNet and CARES sites that came on line in late 2020.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

3 See Table 6 for reconciliation of Alaska Communications Operating Income to EBITDA, a non-GAAP measure

4 See Table 6 for reconciliation of Alaska Communications Operating Income to Adjusted EBITDA, a non-GAAP measure

3

By the end of the second quarter of 2021, the Company had completed and activated approximately 40% of the total sites related to the network build portion of its FirstNet Agreement and expects to complete an additional 25% of the total build by the end of 2021. As revenues from the build will be largely offset by construction costs, the Company does not expect a material impact on operating income from this activity.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash at June 30, 2021 totaled $96.0 million. Net cash provided by operating activities was $27.5 million for the six months ended June 30, 2021, compared with $40.4 million for the prior year period. The decline in operating cash flow compared with the prior year is mostly the result of a current year decrease in operating income and an increase in the FirstNet construction customer receivable. For the six months ended June 30, 2021, the Company used net cash of $36.5 million for investing and financing activities compared to $76.7 million for the prior year period. For the six months ended June 30, 2021, the net use of cash was primarily attributable to $41.9 million in capital expenditures, which included $6.5 million of capital expenditures that are or will be reimbursed to us, $12.7 million of purchases of minority equity interests in our subsidiaries, $4.5 million in minority partner distributions and $5.4 million of dividends to Company stockholders. These uses of cash were partially offset by $18.6 million in net proceeds received from the completion of the Vibrant Energy equity sale and $17.6 million in new borrowings under the FirstNet receivables credit facility. Subsequent to the quarter, on July 22, 2021 the Company completed the acquisition of Alaska Communications and now owns approximately 52% of that company. The Company drew $73.0 million under its existing revolving credit facility to fund its portion of the merger consideration and subsequently repaid $10.0 million of that borrowing. In conjunction with the merger, Alaska Communications also entered into a new credit agreement that is non-recourse to the Company and borrowed $210.0 million under the term loan facility and $10 million under the $35.0 million revolving facility.

Conference Call Information

ATN will host a conference call on Thursday, July 29, 2021 at 10:00 a.m. Eastern Time (ET) to discuss its second quarter results and business outlook. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 7032438. A replay of the call will be available at ir.atni.com beginning at approximately 1:00 p.m. (ET) on Thursday, July 29, 2021.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, operates communications and technology businesses in the United States and internationally, including the Caribbean region, with a particular focus on markets with a need for growing demand for infrastructure investments and technology improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of high-speed internet and data services, fixed and mobile wireless solutions, video and voice services, and (ii) carrier and enterprise communication services, wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building wireless systems. For more information, please visit www.atni.com.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

3 See Table 6 for reconciliation of Alaska Communications Operating Income to EBITDA, a non-GAAP measure

4 See Table 6 for reconciliation of Alaska Communications Operating Income to Adjusted EBITDA, a non-GAAP measure

4

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations, including the impact of the novel coronavirus pandemic on the economies of the markets we serve, and on our business and operations; expectations regarding future revenues, operating income, EBITDA and capital expenditures; the competitive environment in our key markets, demand for our services and industry trends; our expectations regarding construction progress under our FirstNet agreement and the effect such progress will have on our financial results; our expectations regarding the benefits of our acquisition of Alaska Communications; the impact of federal support program revenues; our liquidity; the organization of our business; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of our subscriber base, including growth in our private networks business; (2) our ability to successfully integrate our newly acquired Alaska Communications business with our own and realize cost synergies and expansion plans; (3) our ability to maintain favorable roaming arrangements, receive roaming traffic and satisfy the needs and demands of our major wireless customers; (4) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address rapid and significant technological changes in the telecommunications industry; (5) government regulation of our businesses, which may impact our FCC and other telecommunications licenses; (6) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (7) economic, political and other risks and opportunities facing our operations, including those resulting from the pandemic; (8) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes and our ability to secure the appropriate level of insurance coverage for these assets; (11) increased competition; (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; and (13) our continued access to capital and credit markets. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, and the other reports we file from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

1 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

3 See Table 6 for reconciliation of Alaska Communications Operating Income to EBITDA, a non-GAAP measure

4 See Table 6 for reconciliation of Alaska Communications Operating Income to Adjusted EBITDA, a non-GAAP measure

5

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA and Adjusted EBITDA in this release and in the tables included herein.

EBITDA is defined as operating income (loss) before depreciation and amortization expense. The Company has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges and the gain (loss) on disposition of assets. Alaska Communications has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction and termination costs, the loss on disposal of assets, stock-based compensation and the net loss attributable to non-controlling interest. The Company believes that the inclusion of these non-GAAP financial measures help investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

In the case of the Alaska Communications Acquisition contribution of Adjusted EBITDA guidance, we are unable to provide a formal reconciliation from operating income to Adjusted EBITDA as result of the impact of the cost of ongoing integration activities, transaction costs and the impact of purchase accounting on depreciation and amortization expenses over the period. The company will provide all actual operating income to Adjusted EBITDA reconciliations in its reporting for the third quarter of 2021.

6

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$94,885	$103,925
Restricted cash	1,072	1,072
Assets held-for-sale	-	34,735
Customer receivable	4,094	1,227
Other current assets	99,794	99,106
Total current assets	199,845	240,065

Property, plant and equipment, net	526,285	536,462
Operating lease right-of-use assets	62,287	63,235
Customer receivable - long term	28,333	9,614
Goodwill and other intangible assets, net	180,006	180,687
Other assets	69,818	53,648
Total assets	$1,066,574	$1,083,711

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,750	$3,750
Current portion of customer receivable credit faciity	2,335	-
Taxes payable	7,496	7,501
Current portion of lease liabilities	12,871	12,371
Liabilities held-for-sale	-	717
Other current liabilities	110,120	123,589
Total current liabilities	136,572	147,928

Long-term debt, net of current portion	$67,294	$69,073
Customer receivable credit facility, net of current portion	14,322	-
Deferred income taxes	7,439	10,675
Lease liabilities	51,306	51,082
Other long-term liabilities	48,455	50,617
Total liabilities	325,388	329,375

Total ATN International, Inc.’s stockholders’ equity	641,926	645,649
Non-controlling interests	99,260	108,687
Total equity	741,186	754,336

Total liabilities and stockholders’ equity	$1,066,574	$1,083,711

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Communications services	$112,964	$106,240	$223,599	$214,145
Other	10,901	2,858	24,776	5,859
Total revenue	123,865	109,098	248,375	220,004

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services	48,479	45,837	97,986	92,439
Cost of construction revenue	9,535	-	22,142	-
Selling, general and administrative	40,652	34,125	78,344	68,552
Transaction-related charges	1,396	72	2,126	116
Depreciation and amortization	20,155	21,991	40,662	44,509
Loss on disposition of long-lived assets	743	49	861	64
Total operating expenses	120,960	102,074	242,121	205,680

Operating income	2,905	7,024	6,254	14,324

Other income (expense):
Interest expense, net	(1,091)	(1,508)	(2,245)	(2,421)
Other income (expense)	(66)	590	2,309	(2,310)
Other income (expense), net	(1,157)	(918)	64	(4,731)

Income before income taxes	1,748	6,106	6,318	9,593
Income tax benefit	(1,542)	(2,258)	(1,247)	(1,149)

Net Income	3,290	8,364	7,565	10,742

Net income attributable to non-controlling interests, net	(1,271)	(3,618)	(2,842)	(7,009)

Net income attributable to ATN International, Inc. stockholders	$2,019	$4,746	$4,723	$3,733

Net income per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income	$0.13	$0.30	$0.30	$0.23

Diluted Net Income	$0.13	$0.30	$0.30	$0.23

Weighted average common shares outstanding:
Basic	15,912	15,970	15,907	15,958
Diluted	15,921	16,004	15,930	15,993

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statement

(in Thousands)

	Six Months Ended June 30,
	2021	2020
Net income	$7,565	$10,742
Depreciation and amortization	40,662	44,509
Provision for doubtful accounts	2,299	3,397
Amortization of debt discount and debt issuance costs	337	260
Loss on disposition of assets and assets held-for-sale	861	64
Stock-based compensation	3,511	2,721
Deferred income taxes	(3,236)	(3,204)
(Gain) loss on equity investments	(1,793)	1,412
Unrealized (gain) loss on foreign currency	(81)	780
Increase in customer receivable	(21,586)	-
Change in prepaid and accrued income taxes	(1,360)	(1,439)
Change in other operating assets and liabilities	281	(18,867)

Net cash provided by operating activities	27,460	40,375

Capital expenditures	(35,424)	(30,597)
Reimbursable capital expenditures	(6,508)	(1,368)
Purchases of intangible assets, including deposits	-	(20,000)
Purchases of strategic investments	(5,242)	(2,768)
Receipt of government grants	3,292	-
Sale of business, net of transferred cash of $0.9 million and $0 million, respectively	18,597	-

Net cash used in investing activities	(25,285)	(54,733)

Dividends paid on common stock	(5,411)	(5,443)
Distributions to non-controlling interests	(4,488)	(5,541)
Principal repayments of term loan	(1,883)	(1,876)
Payment of debt issuance costs	-	(1,059)
Proceeds from customer receivable credit facility	17,582	-
Repayment of customer receivable credit facility	(384)	-
Purchases of common stock - stock-based compensation	(1,713)	(1,733)
Purchases of common stock - share repurchase plan	(2,219)	(2,449)
Repurchases of non-controlling interests	(12,699)	(3,911)

Net cash used in financing activities	(11,215)	(22,012)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	-	(118)

Net change in total cash, cash equivalents and restricted cash	(9,040)	(36,488)

Total cash, cash equivalents and restricted cash, beginning of period	104,997	162,358

Total cash, cash equivalents and restricted cash, end of period	$95,957	$125,870

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility	$22,754	$2,407	$-	$-	$25,161
Fixed	59,126	5,877	-	-	65,003
Carrier services	2,523	20,038	-	-	22,561
Other	239	-	-	-	239
Total communications services	$84,642	$28,322	$-	$-	$112,964

Renewable Energy	$-	$-	$-	$-	$-
Managed Services	1,576	-	-	-	1,576
Construction	-	9,325	-	-	9,325
Total Other	$1,576	$9,325	$-	$-	$10,901

Total Revenue	$86,218	$37,647	$-	$-	$123,865

Operating Income (Loss)	$14,643	$(556)	$(771)	$(10,411)	$2,905
Stock-based compensation	10	-	-	2,165	2,175
Non-controlling interest ( net income or (loss) )	$(1,829)	$558	$-	$-	$(1,271)

Non GAAP measures:
EBITDA (1)	$28,433	$4,523	$(771)	$(9,125)	$23,060
Adjusted EBITDA (2)	$28,437	$4,545	$(54)	$(7,729)	$25,199

Balance Sheet Data (at June 30, 2021):
Cash, cash equivalents and investments	$48,301	$26,041	$5,350	$15,193	$94,885
Total current assets	108,346	65,043	9,287	17,169	199,845
Fixed assets, net	447,261	68,064	-	10,960	526,285
Total assets	640,162	308,514	22,170	95,728	1,066,574
Total current liabilities	81,709	33,624	1,126	20,113	136,572
Total debt	71,044	16,657	-	-	87,701

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility	$19,062	$2,367	$-	$-	$21,429
Fixed	56,567	4,937	-	-	61,504
Carrier services	1,897	20,856	-	-	22,753
Other	554	-	-	-	554
Total communications services	$78,080	$28,160	$-	$-	$106,240

Renewable Energy	$-	$-	$874	$-	$874
Managed Services	1,984	-	-	-	1,984
Total Other	$1,984	$-	$874	$-	$2,858

Total Revenue	$80,064	$28,160	$874	$-	$109,098

Operating Income (Loss)	$14,617	$1,826	$(620)	$(8,799)	$7,024
Stock-based compensation	28	-	131	1,402	1,561
Non-controlling interest ( net income or (loss) )	$(2,464)	$(1,061)	$(93)	$-	$(3,618)

Non GAAP measures:
EBITDA (1)	$28,749	$7,543	$(134)	$(7,143)	$29,015
Adjusted EBITDA (2)	$28,749	$7,546	$(18)	$(7,141)	$29,136

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility	$44,575	$5,267	$-	$-	$49,842
Fixed	117,873	12,248	-	-	130,121
Carrier services	4,406	38,774	-	-	43,180
Other	456	-	-	-	456
Total communications services	$167,310	$56,289	$-	$-	$223,599

Renewable Energy	$-	$-	$418	$-	$418
Managed Services	2,726	-	-	-	2,726
Construction	-	21,632	-	-	21,632
Total Other	$2,726	$21,632	$418	$-	$24,776

Total Revenue	$170,036	$77,921	$418	$-	$248,375

Operating Income (Loss)	$27,786	$(1,090)	$(1,433)	$(19,009)	$6,254
Stock-based compensation	47	-	22	3,442	3,511
Non-controlling interest ( net income or (loss) )	$(3,520)	$(118)	$796	$-	$(2,842)

Non GAAP measures:
EBITDA (1)	$55,402	$9,182	$(1,245)	$(16,423)	$46,916
Adjusted EBITDA (2)	$55,405	$9,193	$(55)	$(14,640)	$49,903

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility	$39,198	$4,770	$-	$-	$43,968
Fixed	115,056	9,762	-	-	124,818
Carrier services	3,541	40,927	-	-	44,468
Other	891	-	-	-	891
Total communications services	$158,686	$55,459	$-	$-	$214,145

Renewable Energy	$-	$-	$2,196	$-	$2,196
Managed Services	3,663	-	-	-	3,663
Total Other	$3,663	$-	$2,196	$-	$5,859

Total Revenue	$162,349	$55,459	$2,196	$-	$220,004

Operating Income (Loss)	$28,005	$4,019	$(1,077)	$(16,623)	$14,324
Stock-based compensation	(9)	-	131	2,599	2,721
Non-controlling interest ( net income or (loss) )	$(5,009)	$(2,094)	$94	$-	$(7,009)

Non GAAP measures:
EBITDA (1)	$56,453	$15,621	$23	$(13,264)	$58,833
Adjusted EBITDA (2)	$56,466	$15,626	$153	$(13,232)	$59,013

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
at December 31, 2020

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2020):
Cash, cash equivalents and investments	$45,848	$26,921	$4,311	$26,845	$103,925
Total current assets	107,315	65,806	39,057	27,887	240,065
Fixed assets, net	449,888	73,717	-	12,857	536,462
Total assets	642,834	265,797	39,045	136,035	1,083,711
Total current liabilities	80,875	43,200	1,038	22,815	147,928
Total debt	72,823	-	-	-	72,823

(1) See Table 5 for reconciliation of Operating Income to EBITDA

(2) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
at June 30, 2021

	Quarter ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2020	2020	2020	2021	2021
International Telecom Operational Data:

Mobile - Subscribers *
Pre-Paid	235,000	244,700	257,200	261,900	273,400
Post-Paid	40,100	43,100	44,700	45,500	46,400
Total	275,100	287,800	301,900	307,400	319,800

Mobile - Churn	2.55%	1.77%	2.18%	2.28%	2.21%

Fixed - Subscribers*
Broadband	134,800	136,800	140,100	142,900	143,000
Video	36,300	35,800	35,800	35,300	33,600
Voice	163,900	163,700	164,300	165,500	165,800

* Counts were adjusted for all periods presented based upon a change in methodology and process

Table 5

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)
For the three months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$14,643	$(556)	$(771)	$(10,411)	$2,905
Depreciation and amortization expense	13,790	5,079	-	1,286	20,155
EBITDA	$28,433	$4,523	$(771)	$(9,125)	23,060

Transaction-related charges	-	-	-	1,396	1,396
(Gain) Loss on disposition of assets	4	22	717	-	743
ADJUSTED EBITDA	$28,437	$4,545	$(54)	$(7,729)	25,199

Revenue	86,218	37,647	-	-	123,865
ADJUSTED EBITDA MARGIN	33.0%	12.1%	NA	NA	20.3%

For the three months ended June 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$14,617	$1,826	$(620)	$(8,799)	$7,024
Depreciation and amortization expense	14,132	5,717	486	1,656	21,991
EBITDA	$28,749	$7,543	$(134)	$(7,143)	29,015

Transaction-related charges	-	-	70	2	72
(Gain) Loss on disposition of assets	-	3	46	-	49
ADJUSTED EBITDA	$28,749	$7,546	$(18)	$(7,141)	29,136

Revenue	80,064	28,160	874	-	109,098
ADJUSTED EBITDA MARGIN	35.9%	26.8%	-2.1%	NA	26.7%

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)
For the six months ended June 30, 2021 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$27,786	$(1,090)	$(1,433)	$(19,009)	$6,254
Depreciation and amortization expense	27,616	10,272	188	2,586	40,662
EBITDA	$55,402	$9,182	$(1,245)	$(16,423)	46,916

Transaction-related charges	-	-	566	1,560	2,126
(Gain) Loss on disposition of assets	3	11	624	223	861
ADJUSTED EBITDA	$55,405	$9,193	$(55)	$(14,640)	49,902

Revenue	170,036	77,921	418	-	248,375
ADJUSTED EBITDA MARGIN	32.6%	11.8%	-13.2%	NA	20.1%

For the six months ended June 30, 2020 is as follows:

	International Telecom	US Telecom	Renewable Energy	Corporate and Other *	Total
Operating income (loss)	$28,005	$4,019	$(1,077)	$(16,623)	$14,324
Depreciation and amortization expense	28,448	11,602	1,100	3,359	44,509
EBITDA	$56,453	$15,621	$23	$(13,264)	58,833

Transaction-related charges	-	-	84	32	116
(Gain) Loss on disposition of assets	13	5	46	-	64
ADJUSTED EBITDA	$56,466	$15,626	$153	$(13,232)	59,013

Revenue	162,349	55,459	2,196	-	220,004
ADJUSTED EBITDA MARGIN	34.8%	28.2%	7.0%	NA	26.8%

Table 6

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)
For the three months ended June 30, 2021 is as follows:

Alaska Communications
Total
Operating income (loss)	$1,903
Depreciation and amortization expense	11,343
EBITDA	13,246

Transaction and termination costs	1,683
Loss on disposal of assets, net	307
Stock-based compensation	353
ADJUSTED EBITDA	15,589

For the six months ended June 30, 2021 is as follows:

Alaska Communications
Total
Operating income (loss)	$4,861
Depreciation and amortization expense	22,391
EBITDA	27,252

Transaction and termination costs	2,606
Loss on disposal of assets, net	391
Stock-based compensation	742
Net loss attributable to noncontrolling interest	22
ADJUSTED EBITDA	31,013